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                                                                  Exhibit 99.1

               Certificate Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

     I, J. Patrick Gallagher, Jr., the chief executive officer of Arthur J. Gallagher & Co., certify that (i) the Quarterly Report on Form 10-Q of Arthur J. Gallagher & Co. for the quarterly period ended March 31, 2003 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.

Date: May 15, 2003

                             /s/ J. Patrick Gallagher, Jr.
                             -------------------------------------
                                     J.Patrick Gallagher, Jr.
                                 President and Chief Executive
                                           Officer
                                 (principal executive officer)



A signed original of this written statement required by Section 906 has been provided to Arthur J. Gallagher & Co. and will be retained by Arthur J. Gallagher & Co. and furnished to the Securities and Exchange Commission or its staff upon request.